                                                                    EXHIBIT 99.1


INDEPENDENT AUDITORS' REPORT



The Board of Directors
CapStar Hotel Company:

     We have audited the accompanying combined balance sheets of the management and leasing business of CapStar Hotel Company and subsidiaries ("OpCo") as of December 31, 1997 and 1996 and the related combined statements of operations, owners' equity and cash flows for each of the years in the three-year period ended December 31, 1997. These combined financial statements are the responsibility of OpCo's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of OpCo as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                         KPMG Peat Marwick LLP

Washington, D.C.
March 30, 1998

OPCO

COMBINED BALANCE SHEETS

DECEMBER 31, 1997 AND 1996
(IN THOUSANDS)

                                                                                                  1997                 1996
                                                                                                -------               ------
ASSETS
Current Assets:
   Cash and cash equivalents                                                                    $ 2,477              $   305
   Cash and cash equivalents held on behalf of affiliates                                        24,545               17,843
   Accounts receivable, net of allowance for doubtful accounts
        of $72 in 1997 and $33 in 1996                                                            7,162                1,703
   Prepaid expenses                                                                               1,097                  777
   Deposits, inventory and other                                                                    756                  111
                                                                                                -------              -------
Total current assets                                                                             36,037               20,739

Fixed assets:
   Furniture, fixtures and equipment                                                              2,701                  726
   Accumulated depreciation                                                                        (418)                (210)
                                                                                                -------              -------
Total fixed assets, net                                                                           2,283                  516

Investments in affiliates                                                                         8,058                1,926
Notes receivable                                                                                  2,100                  500
Intangible assets, net of accumulated amortization
   of $719 in 1997 and $362 in 1996                                                              35,941                  685
                                                                                                -------              -------
                                                                                                $84,419              $24,366
                                                                                                =======              =======
LIABILITIES AND OWNERS' EQUITY
Current Liabilities:
   Accounts payable                                                                             $ 2,082              $   543
   Accrued expenses and other liabilities                                                         8,532                1,282
   Percentage lease payable                                                                       5,682                    -
   Due to affiliates, net                                                                        22,287               18,649
   Advance deposits                                                                                 146                    -
   Long-term debt, current portion                                                                  392                  336
                                                                                                -------              -------
Total current liabilities                                                                        39,121               20,810

Long-term debt                                                                                      589                  549
                                                                                                -------              -------
Total liabilities                                                                                39,710               21,359

Commitments and contingencies

Minority interest                                                                                 3,800                    -

Owners' equity                                                                                   40,909                3,007
                                                                                                -------              -------
                                                                                                $84,419              $24,366
                                                                                                =======              =======



            See accompanying notes to combined financial statements.

OPCO

COMBINED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
(IN THOUSANDS)



                                                                                    1997              1996               1995
                                                                                  ------            -------            --------

Revenue:
  Leased hotels' operations:
    Rooms                                                                       $  9,880             $    -             $    -
    Food and beverage                                                              1,397                  -                  -
    Other operating departments                                                      474                  -                  -
  Hotel management and other revenue                                              12,088              7,050              5,354

                                                                                 -------            -------            -------
Total revenue                                                                     23,839              7,050              5,354
                                                                                 -------            -------            -------

Leased hotels' operating expenses by department:
    Rooms                                                                          2,533                  -                  -
    Food and beverage                                                                909                  -                  -
    Other operating departments                                                      261                  -                  -
Undistributed operating expenses:
    Administrative and general                                                    10,473              6,140              4,745
    Lease expense                                                                  4,135                  -                  -
    Property operating costs                                                       1,917                  -                  -
    Depreciation and amortization                                                    636                349                 84

                                                                                 -------            -------            -------
Total operating expenses                                                          20,864              6,489              4,829
                                                                                 -------            -------            -------

Net operating income                                                               2,975                561                525
Equity in earnings of affiliates                                                      46                  -                  -
Interest expense                                                                      56                123                 44
                                                                                 -------            -------            -------

Income before minority interests                                                   2,965                438                481
Minority interests                                                                   103                  -                  -
                                                                                 -------            -------            -------


Net income                                                                       $ 2,862            $   438            $   481
                                                                                 =======            =======            =======


     See accompanying notes to combined financial statements.

OPCO

COMBINED STATEMENTS OF OWNERS' EQUITY

YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
(IN THOUSANDS)


Capital contributions since
   January 12, 1995                                                    $    398
Capital distributions                                                      (116)
Net income                                                                  481
                                                                       --------

Balance, December 31, 1995
                                                                            763

Capital contributions                                                     1,806
Net income                                                                  438
                                                                       --------

Balance, December 31, 1996                                                3,007

Capital contributions                                                    35,040
Net income                                                                2,862
                                                                       --------



Balance, December 31, 1997                                             $ 40,909
                                                                       ========




See accompanying notes to the combined financial statements.

OPCO

COMBINED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
(IN THOUSANDS)


                                                                      1997        1996         1995
                                                                   --------    --------    ---------
Operating activities:
   Net income                                                      $  2,862    $    438    $    481
   Adjustments to reconcile net income to net cash provided
    by operating activities:
      Depreciation and amortization                                     636         349          84
      Equity in earnings of affiliates                                  (46)          -           -
      Minority interests                                                103           -           -
      Changes in operating assets and liabilities:
          Accounts receivable, net                                   (5,459)       (412)     (1,290)
          Prepaid expenses                                             (320)       (724)        (11)
          Deposits, Inventory and other                                (645)       (111)          -
          Cash and cash equivalents held on behalf of affiliates     (6,702)    (17,843)          -
          Accounts payable                                            1,539         276         267
          Due to affiliates, net                                      3,638      18,344         305
          Accrued expenses and other liabilities                      7,250         909         372
          Percentage lease payable                                    1,463           -           -
          Advance deposits                                              146           -           -

                                                                   --------    --------    --------
Net cash provided by operating activities                             4,465       1,226         208
                                                                   --------    --------    --------

Investing activities:
   Purchases of fixed assets                                         (2,046)       (382)        (61)
   Purchases of intangible assets                                      (924)       (824)          -
   Investments in affiliates                                         (2,078)       (150)          -
   Distributions from investments in affiliates                         147          30           -
   Additions to notes receivable                                     (1,600)       (500)          -

                                                                   --------    --------    --------
Net cash used in investing activities                                (6,501)     (1,826)        (61)
                                                                   --------    --------    --------

Financing activities:
   (Principal payments on) proceeds from long-term debt, net             96         662         (38)
   Capital contributions                                              4,112           -         250
   Capital distributions                                                  -           -        (116)
   Loan from (repayments to) affiliate                                    -        (950)        950
   Repayments from (loans to) management                                  -         987        (987)
                                                                   --------    --------    --------
Net cash provided by financing activities                             4,208         699          59
                                                                   --------    --------    --------

Net increase in cash and cash equivalents                             2,172          99         206
Cash and cash equivalents, beginning of year                            305         206           -
                                                                   --------    --------    --------
Cash and cash equivalents, end of year                             $  2,477    $    305    $    206
                                                                   ========    ========    ========

See accompanying notes to combined financial statements.

OPCO

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 1997, 1996 AND 1995
(DOLLARS IN THOUSANDS)



1.   ORGANIZATION

     CapStar Hotel Company and its subsidiaries ("CapStar") was formed pursuant to certain formation transactions prior to or on August 20, 1996. Prior to its August 20, 1996 initial public offering (the "IPO"), CapStar's business was conducted through its predecessor entities, EquiStar Hotel Investors, L.P. and subsidiaries (collectively, "EquiStar") and CapStar Management Company, L.P. ("CMC").

     The principal activity of CapStar is to acquire, renovate, reposition and manage upscale, full-service hotels. CapStar also leases and manages certain other hotels. CapStar owns, leases and manages hotels through its two operating partnerships: CMC and CapStar Management Company II, L.P. ("CMC II"). Separate wholly-owned limited liability companies or limited partnerships directly own the hotels and leases. The owned, leased and managed hotels are located in 29 states, the District of Columbia, the U.S. Virgin Islands and Canada, and are operated under various franchise agreements.

     OpCo is comprised of the assets, liabilities, and related operations (collectively "OpCo") associated with the hotel management and leasing business of CapStar, and certain hotel ownership investments of CapStar which are directly owned by certain CapStar subsidiaries, as follows:

     -the hotel management business and certain investments in affiliates owned by CMC;

     -the hotel management business and 38 hotel leases owned by CapStar Winston
      Company, LLC "CapStar Winston" which was purchased by CapStar in 1997;

     -the hotel lease and investment in BoyStar Ventures,  L.P. owned by CapStar
      BK Company, LLC "CapStar BK" which was purchased by CapStar in 1997; and

     -the  investment  in  CapStar  Wyandotte  Company,  LLC owned by CapStar KC
      Company, LLC "CapStar KC" which was purchased by CapStar in 1997.

     -the investment in Ballston  Parking  Associates  owned by CapStar Virginia
      Company, LLC "CapStar Virginia" which was purchased by CapStar in 1996.

The following table outlines OpCo's portfolio of managed and leased hotels:



                                  CapStar Hotels        Third Party Managed          Leased Hotels                Total
                                     Managed                   Hotels
                               ---------------------    ---------------------     --------------------     ---------------------
                                Hotels        Rooms      Hotels        Rooms       Hotels       Rooms       Hotels        Rooms
       December 31, 1997          47         12,019        27          4,631         40         5,687        114         22,337
       December 31, 1996          19          5,166        28          4,619          -             -         47          9,785
       December 31, 1995           6          2,101        41          6,089          -             -         47          8,190


These financial statements present the financial position and operations of OpCo as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Combination- The combined financial statements include the operations of CMC, CapStar Winston, CapStar BK, CapStar KC, and CapStar Virginia, as described above. All significant intercompany transactions and balances have been eliminated in the combination.

     Investments in affiliates in which OpCo holds a voting interest of 50% or less and exercises significant influence are accounted for using the equity method. OpCo uses the cost method to account for its investment in an entity in which it does not have the ability to exercise significant influence.

     Cash and Cash Equivalents-- OpCo considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

     OpCo invests excess cash balances on behalf of the CapStar-owned hotels it manages. This cash is recorded as cash and cash equivalents held on behalf of affiliates with the offsetting liability recorded in due to affiliates, net.

     Fixed Assets- Fixed assets are recorded at cost and are depreciated using the straight-line method over lives ranging from five to seven years.

       Intangible Assets- Intangible assets consist of the value of goodwill and lease contracts purchased, organization and franchise costs, and costs incurred to obtain management contracts. Goodwill represents the excess of cost over the fair value of the net assets of the acquired businesses. Intangible assets are amortized on a straight-line basis over the estimated useful lives of the underlying assets ranging from five to 40 years.

     The carrying values of long-lived intangible assets, which include fixed assets and all intangible assets, are evaluated periodically in relation to the operating performance and expected future undiscounted cash flows of the underlying assets. Adjustments are made if the sum of expected future undiscounted net cash flows is less than book value. No impairment losses were recorded during 1997, 1996 or 1995.

     Income Taxes- No provision is made for income taxes as the operations of OpCo are directly owned by a partnership and four limited liability companies, and therefore, any such liability is the liability of the partners and members.

     Revenue Recognition- Revenue is earned through the operation and management of the hotel properties and is recognized when earned.

     Minority Interests- Minority interests represent OpCo's proportionate share of the value of operating partnership units ("OP Units") of CMC and CMC II issued to third parties in conjunction with CapStar's purchases of certain hotels and CapStar Winston.

     Use of Estimates- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


3.   INVESTMENTS IN AFFILIATES

OpCo has ownership interests in certain corporate joint ventures and affiliated companies. OpCo's investments in affiliates are summarized as follows:


                                                                                      DECEMBER 31,
                                                     OWNERSHIP INTEREST           1997             1996
                                                                               ------------    -----------
       CapStar Wyandotte Company LLC                           50%               $   3,023        $      -
       HGI Holdings, LLC                                                             1,895               -
       BoyStar Ventures, L.P.                                   9%                   1,175               -
       Ballston Parking Associates                             36%                   1,629           1,776
       Other                                                                           336             150
                                                                               -----------     -----------
                                                                                  $  8,058        $  1,926
                                                                               ===========     ===========



     Combined summarized financial information of OpCo's investments in affiliates accounted for using the equity method as of and for the years ended December 31, 1997 and 1996 is as follows:

                                                              1997         1996
                                                          --------         -----
Balance Sheet data:
   Current assets                                         $  1,773            34
   Non-current assets                                       32,766         5,469
   Current liabilities                                       1,094            --
   Non-current liabilities                                   7,000            --

Operating data:
   Revenue                                                $  1,742           589
   Net income (loss)                                          (110)          141


4.   NOTES RECEIVABLE

     Notes receivable consists of the following:

                                                           DECEMBER 31,
                                                         1997          1996
                                                    ----------     ----------
          Loans to managed hotels                      $ 2,000         $  500
          Other                                            100              -
                                                    ----------     ----------
                                                       $ 2,100         $  500
                                                    ==========     ==========


     In the normal course of business, OpCo makes interest bearing loans to certain managed hotels and other affiliates. These loans generally require monthly payments of interest. Of the outstanding notes receivable at December 31, 1997 and 1996, $900 and $0, respectively, of the balances are secured by a second mortgage on a certain hotel; $250 and $500 of the balances, respectively, are guaranteed by third parties; and $950 and $0, respectively, is unsecured. The loans bear interest at market rates between 8% and 9%. The loans to managed hotels mature between 2001 and 2007 while loans to other affiliates are payable on 30 days notice. OpCo earned interest income on these loans of $82 and $11 during 1997 and 1996, respectively.




5.   INTANGIBLE ASSETS

     Intangible assets consist of the following:

                                                             DECEMBER 31,
                                                         1997           1996
                                                  ------------     -----------
          Goodwill                                    $27,605         $     -
          Lease contracts                               6,576               -
          Organization costs                              897             897
          Management contracts                            867             150
          Other                                           715               -
                                                  ------------     -----------
                                                       36,660           1,047
          Less accumulated amortization                  (719)           (362)
                                                  ------------     -----------
                                                      $35,941         $   685
                                                  ============     ===========

6.   LONG-TERM DEBT

     Long-term debt consists of the following:

                                                               DECEMBER 31,
                                                          1997             1996
                                                       -------------------------
Note payable........................................    $ 855             $ 665
Capital leases......................................      126               220
                                                        -----             -----
                                                          981               885
Less current portion................................     (392)             (336)
                                                        -----             -----
                                                        $ 589             $ 549
                                                        =====             =====


     Note Payable- In June 1996, OpCo entered into a note payable to finance liability insurance premiums. This note was amended in December 1997 to increase the principal balance. The principal balance was changed to $887 and the maturity date was extended to May 2000. The note accrues interest at an annual rate of 6.4% and requires monthly payments of principal and interest. OpCo incurred interest expense of $33 and $19 during 1997 and 1996, respectively.

     Capital Leases- OpCo has entered into various capital leases for office equipment which expire between 1998 and 2000. The leases require monthly payments of principal and interest. Interest rates on the leases range from 6.4% to 13.3%. The Company incurred interest expense on the leases of $23 in 1997, $28 in 1996, and $18 in 1995.


Future Maturities- Aggregate future maturities of the above obligations are as follows:

                1998............................................. $392
                1999.............................................  417
                2000.............................................  172
                                                                 -----
                                                                  $981
                                                                 =====

During 1996 and 1995, OpCo incurred interest expense of $76 and $26, respectively, on the note payable to an affiliate of OpCo.


7.   RELATED-PARTY TRANSACTIONS

     OpCo manages hotels owned by CapStar. Hotel management revenue associated with these hotels was $7,238, $2,625 and $917 during 1997, 1996 and 1995, respectively. Management believes these contracts are at prevailing market rates. In the normal course of business, OpCo manages cash on behalf of CapStar and its owned hotels and advances and receives amounts on behalf of CapStar and its owned hotels. At December 31, 1997 and 1996, the net amount due to CapStar and its owned hotels was $24,545 and $17,843, respectively.

     OpCo also manages hotels that are owned in part by affiliates or officers of CapStar. Hotel management revenue associated with these hotels was $943, $824 and $1,104 during 1997, 1996 and 1995, respectively. At December 31, 1997, 1996 and 1995, the amount due from these properties related to hotel management fees was $798, $304 and $237, respectively. Management believes these contracts are at prevailing market rates.

8.   COMMITMENTS AND CONTINGENCIES

     OpCo leases certain hotels under non-cancelable operating leases with initial terms ranging from 5 to 15 years, expiring through 2012. OpCo also leases corporate office space. Future minimum lease payments required under these operating leases as of December 31, 1997 were as follows:

         1998                   $  20,533
         1999                      20,728
         2000                      20,653
         2001                      20,674
         2002                      20,701
         Thereafter               189,757
                              ------------
                               $  293,046
                              ============

     In connection with the CapStar Winston hotel leases, CapStar has guaranteed certain lease obligations of OpCo. CapStar was contingently liable for lease guarantees on 38 of the hotel leases aggregating up to a maximum of approximately $20 million at December 31, 1997. In addition, two other hotel leases are secured by CapStar BK's and CapStar KC's pledges of their interests in the affiliate companies that own those leased hotels. OpCo knows of no event of default that would require either CapStar, CapStar Winston, CapStar BK, or CapStar KC to satisfy these guarantees or pledges of security interests.

     OpCo operates and manages 27 hotels owned by third parties containing 4,631 rooms. OpCo's management agreements (the "Management Agreements") have remaining terms ranging from one month to nine years. Substantially all of the Management Agreements permit the hotel owners to terminate such agreements prior to the stated expiration dates if the applicable hotel is sold, and several of the Management Agreements permit the hotel owners to terminate such agreements prior to the stated expiration date without cause or by reason of the failure of the applicable hotel to obtain specified levels of performance.

     In the course of OpCo's normal business activities, various lawsuits, claims and proceedings have been or may be instituted or asserted against OpCo. Based on currently available facts, management believes that the disposition of matters that are pending or asserted will not have a material adverse effect on the combined financial position, results of operations or liquidity of OpCo.

9.   ACQUISITIONS

     In November 1997, CapStar acquired substantially all of the assets of Winston Hospitality, Inc. ("Winston") for a purchase price of $34,000 and contributed the assets to OpCo. Winston leased 38 and managed 28 of the operating hotels of Winston Hotels, Inc., a real estate investment trust. The acquisition of Winston has been accounted for as a purchase and, accordingly, the operating results of Winston have been included in OpCo's combined financial statements since the date of acquisition. The excess of the aggregate purchase price over the fair market value of net identifiable assets acquired was approximately $27,605 and is being amortized over 40 years.

     The following unaudited pro forma summary presents information as if Winston had been acquired at the beginning of the periods presented. The pro forma information is provided for informational purposes only. It is based on historical information and does not necessarily reflect the actual results that would have occurred nor is it necessarily indicative of future results of operations of OpCo.

                        PRO FORMA INFORMATION (UNAUDITED)

                                                 1997            1996
                                             -------------   --------------

Total revenue                                   $  94,911        $  68,895
Net income before minority interest                 3,991              253
Net income                                          3,698              235


10.  QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

     The following is a summary of the OpCo's quarterly results of operations:


                                                              1997
                                        -------------------------------------------------
                                             FIRST        SECOND     THIRD        FOURTH
                                            QUARTER      QUARTER    QUARTER      QUARTER
                                            -------      -------    -------      -------
Total revenue...................             $1,838       $2,816     $4,794      $14,391
Total operating expenses........              1,390        2,129      3,911       13,434
Net operating income............                448          687        883          957
Net income......................                424          650        861          927

                                                              1996
                                        -------------------------------------------------
                                             FIRST      SECOND       THIRD        FOURTH
                                            QUARTER     QUARTER     QUARTER      QUARTER
                                            -------     -------     -------      -------
Total revenue...................             $1,158      $1,812      $1,982       $2,098
Total operating expenses........              1,066       1,668       1,824        1,931
Net operating income............                 92         144         158          167
Net income......................                 72         113         123          130


11.  SUPPLEMENTAL CASH FLOW INFORMATION

                                                                                1997         1996           1995
                                                                           -----------    -----------   -----------
    Cash paid for interest                                                 $       56      $   138        $   18
    Assets contributed (liabilities assigned) to OpCo:
    Percentage lease payable                                               $   (4,219)     $     -        $    -
    Investments in affiliates                                                   4,155        1,806             -

    Intangible assets                                                          34,689            -             -

    Non-cash investing and financing activities:
    Capital contributions by owners                                        $   30,928      $ 1,806        $  148
    Minority interests                                                          3,697            -             -
    Additions to equipment through capital leases                                   -            -           261

12.      SUBSEQUENT EVENTS

     On March 15, 1998, CapStar and American General Hospitality Corporation signed a definitive agreement to merge. As part of the merger, CapStar will spin-off OpCo to its current shareholders as a C corporation to be called MeriStar Hotels & Resorts, Inc. Subsequently, CapStar will merge into American General Hospitality Corporation. The combined entity will be renamed MeriStar Hospitality Corporation and will own 110 hotels with 27,739 rooms in 30 states and Canada.

     As a condition of the proposed merger, MeriStar Hotels & Resorts is to acquire privately-held American General Hospitality, Inc. and AGH Leasing, L.P., which together currently operate and/or lease 46 of American General Hospitality Corporation's 54 owned hotels and manage 15 additional properties for third party owners. The aggregate purchase price for American General Hospitality, Inc. and AGH Leasing, L.P. is $95 million, payable in a mixture of cash and units of limited partnership interest. Upon completion of OpCo's spin-off and acquisitions, MeriStar Hotels & Resorts will lease and manage 202 hotel in 31 states, 110 of which will be owned by MeriStar Hospitality Corporation.